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                             SOVEREIGN BANCORP, INC.

                                       To

                         HARRIS TRUST AND SAVINGS BANK,
                                   as Trustee


                              ---------------------


                          FIRST SUPPLEMENTAL INDENTURE

                         Dated as of November 15, 1999


                              ---------------------


       7.50% Junior Subordinated Deferrable Interest Debentures due 2030


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                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I         DEFINITIONS .................................................2
     Section 1.1  Definition of Terms .........................................2

ARTICLE II        TERMS AND CONDITIONS OF THE DEBENTURES ......................7
     Section 2.1  Designation and Principal Amount . ..........................7
     Section 2.2  Maturity . ..................................................7
     Section 2.3  Global Debentures ...........................................7
     Section 2.4  Interest. ...................................................8
     Section 2.5  Optional Deferral of Interest. ..............................9
     Section 2.6  Redemption. ................................................10
     Section 2.7  Limited Right to Require Exchange of Preferred Securities
                  and Repurchase of Debentures.. .............................10
     Section 2.8  Change of Control Right to Require Exchange of Preferred
                  Securities and Repurchase of Debentures. ...................11
     Section 2.9  Distribution of Debentures in Exchange for Trust Securities
                  Upon the Occurrence of a Special Event. ....................12
     Section 2.10 Events of Default. .........................................13
     Section 2.11 Amendment; Supplement; Waiver ..............................14
     Section 2.12 Defeasance .................................................17
     Section 2.13 Paying Agent; Security Registrar ...........................19

ARTICLE III       FORM OF DEBENTURE ..........................................19
     Section 3.1  Form of Debenture. .........................................19

ARTICLE IV        EXPENSES ...................................................20
     Section 4.1  Payment of Expenses. .......................................20

ARTICLE V         COVENANTS ..................................................20
     Section 5.1  Covenants in the Event of an Event of Default or of
                  a Deferral of Interest.. ...................................20
     Section 5.2  Additional Covenants Relating to the Trust. ................21
     Section 5.3  Covenant to List on Exchange. ..............................22
     Section 5.4  Additional Covenant Relating to the Guarantee. .............22


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ARTICLE VI        SUBORDINATION ..............................................22
     Section 6.1  Debentures Subordinated to Senior Indebtedness. ............22
     Section 6.2  Subrogation. ...............................................24
     Section 6.3  Obligation of the Company is Absolute and Unconditional. ...25
     Section 6.4  Maturity of or Default on Senior Indebtedness. .............25
     Section 6.5  Payments on Debentures Permitted. ..........................25
     Section 6.6  Effectuation of Subordination by Trustee. ..................25
     Section 6.7  Knowledge of Trustee. ......................................26
     Section 6.8  Trustee's Relation to Senior Indebtedness ..................26
     Section 6.9  Rights of Holders of Senior Indebtedness Not Impaired. .....27
     Section 6.10 Modification of Terms of Senior Indebtedness.. .............27

ARTICLE VII       RIGHTS OF HOLDERS OF PREFERRED SECURITIES ..................27
     Section 7.1  Preferred Security Holders' Rights. ........................27
     Section 7.2  Direct Action. .............................................27
     Section 7.3  Payments Pursuant to Direct Actions. .......................28

ARTICLE VIII      REMARKETING ................................................28
     Section 8.1  Effectiveness of this Article. .............................28
     Section 8.2  Remarketing. ...............................................28

ARTICLE IX        MISCELLANEOUS ..............................................35
     Section 9.1  Ratification of Indenture. .................................35
     Section 9.2  Trustee Not Responsible for Recitals. ......................35
     Section 9.3  Governing Law. .............................................35
     Section 9.4  Severability. ..............................................35
     Section 9.5  Counterparts. ..............................................35

EXHIBIT A         FORM OF DEBENTURE .........................................A-1


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               FIRST SUPPLEMENTAL INDENTURE, dated as of November 15, 1999 (this
"First Supplemental Indenture"), between SOVEREIGN BANCORP, INC., a Pennsylvania corporation (the "Company"), having its principal place of business at 1130 Berkshire Boulevard, Wyomissing, Pennsylvania 19610 and HARRIS TRUST AND SAVINGS BANK, an Illinois corporation, as trustee (the "Trustee"), having its corporate trust office at 311 West Monroe Street, 12th Floor, Chicago, Illinois 60606, under the Indenture, dated as of September 1, 1999, between the Company and the Trustee (the "Base Indenture", together with the First Supplemental Indenture, the "Indenture").

               WHEREAS, the Company executed and delivered the Base Indenture to the Trustee to provide for the issuance from time to time of the Company's unsecured debentures, notes or other evidences of indebtedness (collectively the "Debt Securities", and individually, a "Debt Security") to be issued in one or more series as might be determined by the Company under the Base Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Base Indenture;

               WHEREAS, pursuant to the terms of the First Supplemental Indenture, the Company desires to provide for the establishment of a new series of Debt Securities to be known as the 7.50% Junior Subordinated Deferrable Interest Debentures due 2030 (the "Debentures"), the form and substance of such Debentures and the terms, provisions and conditions thereof to be as set forth in the Indenture;

               WHEREAS, Sovereign Capital Trust II, a Delaware statutory business trust (the "Trust"), has offered to the public $250,000,000 (or $287,500,000 if the Underwriters' over-allotment option with respect to the Units is exercised in full) in aggregate stated liquidation amount of its 7.50% Preferred Securities (the "Preferred Securities") and, in connection therewith, the Company has agreed to purchase $7,732,000 (or $8,891,800 if the Underwriters' over-allotment option with respect to the Units is exercised in full) in aggregate stated liquidation amount of the Trust's common securities (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities"), each representing an undivided beneficial ownership interest in the assets of the Trust, and proposes to invest the proceeds from such offerings in $257,732,000 (or $296,391,800 if the Underwriters' over-allotment option with respect to the Units is exercised in full) aggregate principal amount of the Debentures; and

               WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture, all requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms (and to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company) have been performed, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects.


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               NOW, THEREFORE, in consideration of the purchase and acceptance of the Debentures by the Holders (as defined below) thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Debentures and the terms, provisions and conditions thereof, the Company covenants and agree with the Trustee as follows:

                                   ARTICLE I.
                                  DEFINITIONS

Section 1.1    Definition of Terms.

               Unless the context otherwise requires:

               (a) a term not defined herein that is defined in the Base Indenture has the same meaning when used in this First Supplemental Indenture;

               (b) a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;

               (c) the singular includes the plural and vice versa;

               (d) a reference to a Section or Article is to a Section or Article of this First Supplemental Indenture;

               (e) headings are for convenience of reference only and do not affect interpretation;

               (f) the following terms have the following meanings:

               "Accreted Value" has the meaning set forth in the Declaration.

               "Administrative Trustees" has the meaning set forth in the Declaration.

               "Base Indenture" has the meaning set forth in the Recitals.

               "Business Day" has the meaning set forth in the Declaration.

               "Change of Control" has the meaning set forth in the Declaration.

               "Change of Control Repurchase Date" has the meaning set forth in the Declaration.


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               "Change of Control Repurchase Price" has the meaning set forth in the Declaration.

               "Change of Control Repurchase Right" has the meaning set forth in the Declaration.

               "Common Securities" has the meaning set forth in the Recitals.

               "Company" has the meaning set forth in the Recitals.

               "Compounded Interest" has the meaning set forth in Section
2.5(a).

               "Coupon Rate" has the meaning set forth in Section 2.4(a).

               "Debenture Distribution Notice" has the meaning set forth in the Declaration.

               "Debenture Issuer" has the meaning set forth in the Declaration.

               "Debentures" has the meaning set forth in the Recitals.

               "Debt Securities" or "Debt Security" has the meaning set forth in the Recitals.

               "Declaration" means the Amended and Restated Declaration of Trust of the Trust, dated as of November 15, 1999, among the Debenture Issuer, in its capacity as Sponsor, the initial Administrative Trustees, The Bank of New York, as Property Trustee, and The Bank of New York (Delaware), as Delaware Trustee, as amended and restated from time to time.

               "Delaware Trustee" has the meaning set forth in the Declaration.

               "Direct Action" has the meaning set forth in Section 7.2.

               "Distribution Date" has the meaning set forth in the Declaration.

               "Distributions" have the meaning set forth in the Declaration.

               "Exchange Agent" has the meaning set forth in the Declaration.

               "Exercise Price" has the meaning set forth in the Warrant Agreement.

               "Extension Period" has the meaning set forth in Section 2.5(a).

               "Failed Remarketing" has the meaning set forth in the Declaration.

               "Failed Remarketing Date" has the meaning set forth in the Declaration.


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               "First Supplemental Indenture" has the meaning set forth in the
Recitals.

               "Global Debenture" has the meaning set forth in Section 2.3(a).

               "Guarantee" has the meaning set forth in the Declaration.

               "Holder" means a Person in whose name a Debenture is registered.

               "Indenture" has the meaning set forth in the Recitals.

               "Legal Cause Remarketing Event" has the meaning set forth in the Declaration.

               "Legal Requirements" has the meaning set forth in the Declaration.

               "Like Amount" has the meaning set forth in the Declaration.

               "90 Day Period" has the meaning set forth in the Declaration.

               "Non Book-Entry Preferred Securities" has the meaning set forth in Section 2.3(b).

               "No Recognition Opinion" has the meaning set forth in the Declaration.

               "Officers' Certificate" has the meaning set forth in the Declaration.

               "Opinion of Counsel" means the written opinion of counsel rendered by an independent law firm which shall be acceptable to the Trustee.

               "Payment Blockage Notice" has the meaning set forth in Section 6.1(d).

               "Preferred Securities" has the meaning set forth in the Recitals.

               "Preferred Security Certificate" has the meaning set forth in the Declaration.

               "Property Trustee" has the meaning set forth in the Declaration.

               "Pro Rata" has the meaning set forth in the Declaration.

               "Quotation Agent" means (i) Lehman Brothers Inc. and its respective successors, provided that if Lehman Brothers Inc. ceases to be a Primary Treasury Dealer, the Company will substitute another Primary Treasury Dealer therefor, or (ii) any other Primary Treasury Dealer selected by the Company.


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               "Remarketing" means:

                   (i) as long as the Trust has not been liquidated, the
               operation of the procedures for remarketing specified in Section
               6.6 of the Declaration; and

                   (ii) if the Trust has been liquidated, the operation of the procedures for remarketing specified in Article VIII.

               "Remarketing Agent" has the meaning set forth in the Declaration.

               "Remarketing Agreement" has the meaning set forth in the Declaration.

               "Remarketing Date" has the meaning set forth in the Declaration.

               "Remarketing Settlement Date" has the meaning set forth in the Declaration.

               "Repurchase Price" has the meaning set forth in the Declaration.

               "Repurchase Right" has the meaning set forth in the Declaration.

               "Required Repurchase Date" has the meaning set forth in the Declaration.

               "Reset Rate" has the meaning set forth in the Declaration.

               "Senior Indebtedness" means the principal of, premium, if any, interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) on and all fees, costs, expenses and other amounts accrued or due on or in connection with:

                   (1) all indebtedness, obligations and other liabilities
               (contingent or otherwise) of the Company for borrowed money (including obligations of the Company in respect of overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or evidenced by bonds, debentures, notes or other instruments for the payment of money, or incurred in connection with the acquisition of any properties or assets (whether or not the recourse of the lender is to the whole of the assets of the Company or to only a portion thereof), other than any account payable or other accrued current liability or obligation to trade creditors incurred in the ordinary course of business in connection with the obtaining of materials or services;


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                   (2) all obligations and liabilities (contingent or otherwise)
               in respect of leases of the Company required or permitted, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on the balance sheet of the Company;

                   (3) all direct or indirect guaranties or similar agreements by the Company in respect of, and obligations or liabilities (contingent or otherwise) of the Company to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kind described in clauses (1) and (2);

                   (4) any and all amendments, renewals, extensions and
               refundings of any indebtedness, obligation or liability of the kind described in clauses (1) through (3),

unless in the case of any particular indebtedness the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such indebtedness shall not be senior in right of payment to the Debentures or expressly provides that such Indebtedness is pari passu or junior to the Debentures.

               "Special Event" has the meaning set forth in the Declaration.

               "Special Record Date" has the meaning set forth in the Declaration.

               "Trading Remarketing Event" has the meaning set forth in the Declaration.

               "Trust" has the meaning set forth in the Recitals.

               "Trust Securities" has the meaning set forth in the Recitals.

               "Trustee" has the meaning set forth in the Recitals.

               "Underwriters" has the meaning set forth in the Declaration.

               "Underwriting Agreement" has the meaning set forth in the Declaration.

               "Unit" has the meaning set forth in the Declaration.

               "Warrant" has the meaning set forth in the Warrant Agreement.


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               "Warrant Agreement" has the meaning set forth in the Declaration.

               "Warrant Requirements" has the meaning set forth in the Declaration.

                                   ARTICLE II
                     TERMS AND CONDITIONS OF THE DEBENTURES

Section 2.1    Designation and Principal Amount.

               There is hereby authorized a series of Debt Securities designated the "7.50% Junior Subordinated Deferrable Interest Debentures due 2030", limited in aggregate principal amount to $257,732,000 (or $296,391,800 if the Underwriters' over-allotment option with respect to the Units is exercised in full).

Section 2.2    Maturity.

               The Stated Maturity shall be January 15, 2030, unless reset in connection with a Remarketing to 60 days following the Remarketing Date.

Section 2.3    Global Debentures.

               If distributed to holders of Trust Securities in connection with the involuntary or voluntary dissolution of the Trust:

               (a) The Debentures in definitive form may be presented to the Trustee by the Property Trustee in exchange for a global security in an aggregate principal amount equal to all Outstanding Debentures (a "Global Debenture"). The Company upon any such presentation shall execute a Global Debenture in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Base Indenture and this First Supplemental Indenture. The Depositary for the Debentures will be The Depository Trust Company. The Global Debentures will be registered in the name of the Depositary or its nominee, Cede & Co., and delivered by the Trustee to the Depositary or a custodian appointed by the Depositary for crediting to the accounts of its participants pursuant to the instructions of the Administrative Trustees. Payments on the Debentures issued as a Global Debenture will be made to the Depositary or its nominee.

               (b) If any Preferred Securities are held in definitive form, the Debentures in definitive form may be presented to the Trustee by the Property Trustee, and any Preferred Security Certificate which represents Preferred Securities other than Preferred Securities held by the depositary for the Preferred Securities or its nominee ("Non Book-Entry Preferred Securities") will be deemed to represent beneficial ownership interests in Debentures presented to


                                       7
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the Trustee by the Property Trustee having an aggregate principal amount equal to the aggregate stated liquidation amount of the Non Book-Entry Preferred Securities until such Preferred Security Certificates are presented to the Security Registrar for transfer or reissuance, at which time such Preferred Security Certificates will be canceled and a Debenture registered in the name of the holder of the Preferred Security Certificate or the transferee of the holder of such Preferred Security Certificate, as the case may be, with an aggregate principal amount equal to the aggregate stated liquidation amount of the Preferred Security Certificate canceled will be executed by the Company and delivered to the Trustee for authentication and delivery in accordance with the Base Indenture and this First Supplemental Indenture. On issue of such Debentures, Debentures with an equivalent aggregate principal amount that were presented by the Property Trustee to the Trustee will be deemed to have been canceled.

Section 2.4    Interest.

               (a) Each Debenture will bear interest at a rate per annum of 7.50% (the "Coupon Rate") of the principal amount of $50 per Debenture from and including November 15, 1999 to, but excluding, the Remarketing Date, and at the Reset Rate of the Accreted Value of the Debenture from and including the Remarketing Date to, but excluding, the Stated Maturity, payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year (each, an "Interest Payment Date"), commencing on February 15, 2000.

               (b) Interest not paid on the scheduled Interest Payment Date will accrue and compound quarterly at the Coupon Rate of the principal amount of the Debentures or the Reset Rate of the Accreted Value of the Debentures, as the case may be.

               (c) The Regular Record Dates for the Debentures shall be:

                   (i) as long as the Debentures are represented by a Global
               Debenture, the Business Day preceding the corresponding Interest Payment Date; or

                   (ii) if the Debentures are issued in definitive form, the
               fifteenth Business Day prior to the corresponding Interest Payment Date.

               (d) The amount of interest payable on the Debentures for any period will be computed:

                   (i) for any full 90-day quarterly period, on the basis of a
               360-day year of twelve 30-day months;

                   (ii) for any period shorter than a full 90-day quarterly
               period, on the basis of a 30-day month; and


                                       8
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                   (iii) for any period shorter than a 30-day month, on the
               basis of the actual number of days elapsed in the 30-day month.

               In the event that any date on which interest is payable on the Debentures is not a Business Day, payment of the interest payable on such date will be made on the next day that is a Business Day (and without any additional interest or other payment in respect of any such delay), except that, if such Business Day is in the next calendar year, such payment will be made on the preceding Business Day with the same force and effect as if made on the date such payment was originally payable.

Section 2.5    Optional Deferral of Interest.

               (a) As long as no Event of Default has occurred and is continuing, and as long as a Failed Remarketing has not occurred, the Company has the right, at any time and from time to time, to defer payments of interest on the Debentures by extending the interest payment period on the Debentures for a period (each, an "Extension Period") not exceeding 20 consecutive quarters, during which Extension Period no interest shall be due and payable on the Debentures, provided that no Extension Period shall end on a date other than an Interest Payment Date for the Debentures or extend beyond the Stated Maturity. Upon the occurrence of a Failed Remarketing, any such Extension Period shall terminate, and interest shall become payable in cash on the next Interest Payment Date. Despite such deferral, interest shall continue to accrue with additional interest thereon (to the extent permitted by applicable law) at the Coupon Rate of the principal amount of the Debentures or the Reset Rate of the Accreted Value of the Debentures, as applicable, compounded quarterly during any such Extension Period ("Compounded Interest"). Prior to the termination of any such Extension Period, the Company may further defer payments of interest by further extending such Extension Period; provided that such Extension Period, together with all such previous and further extensions of such Extension Period, may not exceed 20 consecutive quarters or extend beyond the Stated Maturity. At the termination of any Extension Period, the Company shall pay all interest then accrued and unpaid, plus Compounded Interest. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the above requirements.

               (b) The procedure the Company must follow to exercise its option to defer payments of interest on the Debentures for an Extension Period shall be as follows:

                   (i) If the Property Trustee shall be the only holder of the
               Debentures, the Company shall give notice of its election of such extension period to the Property Trustee, the Administrative Trustees and the Trustee at least one Business day prior to the earlier of:

                       (A) the next date on which Distributions on the Preferred
                   Securities are payable; or


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

                       (B) the date the Administrative Trustees are required to
                   give notice of the record date or the date such Distributions are payable for the first quarter of such Extension Period to
                   (x) any national stock exchange or other organization on which the Preferred Securities are listed or quoted, if any, or (y) the holders of the Preferred Securities; or

                   (ii) If the Property Trustee shall not be the holder of the
               Debentures, the Company shall give notice of its election of such extension period to the Holders at least ten Business Days prior to the earlier of:

                       (A) the Interest Payment Date for the first quarter of
                   such Extension Period; or

                       (B) the date on which the Company is required to give
                   notice of the record date or the payment date of such related interest payment for the first quarter of such Extension Period to (x) any national stock exchange or other organization on which the Debentures are listed or quoted, if any, or (y) the Holders.

               (c) The Company shall pay all deferred interest and Compounded Interest on the Debentures prior to the exercise of its right to cause a Remarketing of the Debentures.

Section 2.6    Redemption.

               (a) The Company shall have no right to redeem the Debentures.

               (b) The Debentures shall not be subject to a sinking fund provision.

Section 2.7 Limited Right to Require Exchange of Preferred Securities and Repurchase of Debentures.

               (a) Pursuant to Section 6.7 of the Declaration, in the event a holder of a Unit exercises a Warrant on a date other than a Remarketing Settlement Date and elects to exercise its Repurchase Right, the Company shall be required to repurchase at the Repurchase Price on the applicable Required Repurchase Date Debentures having an Accreted Value on the date of exchange of Preferred Securities for Debentures equal to the Accreted Value of the exchanged Preferred Securities on such exchange date.

               (b) No less than three Business Days prior to the applicable Required Repurchase Date:


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

                   (i) if the Preferred Securities to be exchanged are
               represented by a Global Preferred Security, the Trustee shall, in accordance with the instruction of the Property Trustee provided for in the Declaration, transfer to the Exchange Agent Debentures having an Accreted Value equal to the Accreted Value of the Preferred Securities for which, pursuant to the Declaration, the necessary endorsement to the "Schedule of Increases or Decreases in Global Preferred Security" attached to the Global Preferred Security was made to reduce the amount of Preferred Securities represented thereby; and

                   (ii) if the Preferred Securities to be exchanged are
               represented by Definitive Preferred Securities, the Trustee shall, in accordance with the instruction of the Property Trustee provided for in the Declaration, deliver to such Holder definitive Debentures having an Accreted Value equal to the Accreted Value of the Preferred Securities of such Holder which, pursuant to the Declaration, were presented by such Holder to the Property Trustee for cancellation.

               (c) On the applicable Required Repurchase Date, the Debenture Issuer shall repurchase the Debentures which were the subject of an exchange notice received by the Debenture Issuer by paying the Repurchase Price directly to the selling Holder.

Section 2.8 Change of Control Right to Require Exchange of Preferred Securities and Repurchase of Debentures.

               (a) Pursuant to Section 6.8 of the Declaration, in the event a Change of Control occurs and the holder of a Unit or the holder of a Trust Security, as the case may be, elects to exercise its Change of Control Repurchase Right, the Company shall be required to repurchase at the Change of Control Repurchase Price on the Change of Control Repurchase Date Debentures having an Accreted Value on the date of exchange equal to the Accreted Value of the exchanged Preferred Securities on such exchange date.

               (b) No less than three Business Days prior to the Change of Control Repurchase Date:

                   (i) if the Preferred Securities to be exchanged are
               represented by a Global Preferred Security, the Trustee shall, in accordance with the instruction of the Property Trustee provided for in the Declaration, transfer to the Exchange Agent Debentures having an Accreted Value equal to the Accreted Value of the Preferred Securities for which, pursuant to the Declaration, the necessary endorsement to the "Schedule of Increases or Decreases in Global Preferred Security" attached to the Global Preferred Security was made to reduce the amount of Preferred Securities represented thereby; and

                   (ii) if the Preferred Securities to be exchanged are
               represented by Definitive Preferred Securities, the Trustee shall, in accordance with the instruction of the Property Trustee provided for in the Declaration, deliver to such Holder definitive Debentures having an Accreted Value equal to the Accreted Value of the Preferred Securities of such Holder which, pursuant to the Declaration, were presented by such Holder to the Property Trustee for cancellation.

               (c) On the Change of Control Repurchase Date, the Debenture Issuer shall repurchase the Debentures which were the subject of an exchange notice received by the Debenture Issuer by paying the Change of Control Repurchase Price directly to the selling Holder.

Section 2.9 Distribution of Debentures in Exchange for Trust Securities Upon the Occurrence of a Special Event.

               (a) If at any time a Special Event occurs and certain conditions set forth in Section 2.9(b) are satisfied, the Administrative Trustees may dissolve the Trust and, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, cause the Debentures held by the Property Trustee to be distributed to the holders of Trust Securities in liquidation of such holders' interests in the Trust on a Pro Rata basis, upon not less than 30 nor more than 60 days notice, within the 90 Day Period, and, simultaneous with such distribution, to cause a Like Amount of the Securities to be exchanged by the Trust on a Pro Rata basis.

               (b) The dissolution of the Trust and distribution of the Debentures pursuant to Section 2.9(a) shall be permitted only upon satisfaction of the following three conditions:

                   (i) the receipt by the Administrative Trustees of a No
               Recognition Opinion;

                   (ii) neither the Trust nor the Company being able to
               eliminate such Special Event by taking some ministerial action (such as filing a form, making an election or pursuing some other reasonable measure) that:

                        (A) has no material adverse effect on the Trust, the
                   Company or the holders of the Trust Securities; or

                        (B) does not subject any of them to more than de
                   minimis regulatory requirements; and

                   (iii) the receipt by the Administrative Trustees of the prior written consent of the Company.


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

               (c) A Debenture Distribution Notice, which notice shall be irrevocable, shall be given by the Trust by mail to each holder of Trust Securities not fewer than 30 nor more than 60 days before the date of distribution of the Debentures. A Debenture Distribution Notice shall be deemed to be given on the day such notice is first mailed by first-class mail, postage prepaid, to Holders. No defect in the Debenture Distribution Notice or in the mailing of the Debenture Distribution Notice with respect to any holder of Trust Securities shall affect the validity of the exchange proceedings with respect to any other holder of Trust Securities.

               (d) On and from the date fixed by the Property Trustee for any distribution of Debentures and liquidation of the Trust:

                   (i) the Trust Securities no longer shall be deemed to be
               outstanding;

                   (ii) the Depositary or its nominee (or any successor
               Depositary or its nominee), as the holder of the Preferred Securities, will receive a registered global certificate or certificates representing the Debentures to be delivered upon such distribution; and

                   (iii) any certificates representing Trust Securities not held by the Depositary or its nominee (or any successor Depositary or its nominee) shall be deemed to represent Debentures having an aggregate principal amount equal to the aggregate liquidation amount of such Trust Securities and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such Trust Securities, until such certificates are presented for cancellation, at which time the Company shall issue, and the Trustee shall authenticate, a certificate representing such Debentures.

               (e) In the event of a dissolution of the Trust and a distribution of the Debentures, the Company shall have the same right, and shall be subject to same terms and conditions, to cause a Remarketing of the Debentures as the Company has and is subject to under Section 6.6 of the Declaration to cause a Remarketing of the Preferred Securities.

Section 2.10   Events of Default.

               In addition to the Events of Default set forth in Section 501 of the Base Indenture, it shall be an Event of Default with respect to the Debentures if the following occurs and shall be continuing:

               (a) the Company defaults in the payment of the principal of any of the Debentures when it becomes due and payable at Stated Maturity, upon exercise of a Repurchase Right, upon exercise of a Change of Control Repurchase Right or otherwise, whether or not such payment is prohibited by the subordination provisions of Article 6 of this First Supplemental Indenture;

               (b) the Company defaults in the payment of interest on any of the Debentures when it becomes due and payable and such default continues for a period of 30 days, whether or not such payment is prohibited by the subordination provisions of Article 6 of this First Supplemental Indenture; provided, however, that a valid extension of the interest payment period does not constitute a default in the payment of interest;

               (c) the Company fails to perform or observe any other term, covenant or agreement contained in the Debentures or the Indenture (other than a term, covenant or agreement included in the Indenture solely for the benefit of any series of Debt Securities other than the Debentures) and such default continues for a period of 90 days after written notice of such failure shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Debentures; or

               (d) the Trust shall have voluntarily or involuntarily dissolved, wound up its business or otherwise terminated its existence, except in connection with:

                   (i) the distribution of the Debentures held by the Trust to the holders of the Trust Securities in liquidation of their interests in the Trust;

                   (ii) the redemption of all of the outstanding Trust
               Securities; or

                   (iii) a merger, consolidation, conversion, amalgamation,
               replacement or other transaction involving the Trust that is permitted under Section 3.15 of the Declaration.

Section 2.11   Amendment; Supplement; Waiver.

               (a) Amendment Without Consent of Holders.

               Section 901 of the Base Indenture shall be superseded by this
Section 2.11(a).

               Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may amend the Indenture and the Debentures to:

                   (i) add to the covenants of the Company for the benefit of the Holders;

                   (ii) add to the Events of Default under the Indenture;

                   (iii) surrender any right or power herein conferred upon the
               Company;

                   (iv) provide for the assumption of the Company's obligations to the Holders in the case of a merger, consolidation, conveyance, transfer or lease pursuant to Article 8 of the Base Indenture;

                   (v) comply with the requirements of the Securities Exchange
               Commission in order to maintain the qualification of the Indenture under the Trust Indenture Act; or

                   (vi) cure any ambiguity, to correct or supplement any
               provision herein which may be inconsistent with any other provision herein or which is otherwise defective, or to make any other provisions with respect to matters or questions arising under the Indenture which the Company and the Trustee may deem necessary or desirable and which shall not be inconsistent with the provisions of the Indenture, provided, that such action pursuant to this clause (vi) does not adversely affect the interests of the Holders in any material respect.

               (b) Amendment With Consent of Holders.

               Section 902 of the Base Indenture shall be supplemented and amended by this Section 2.11(b).

               With the consent of the Holders of not less than a majority in aggregate principal amount of the Debentures and all other series of Debt Securities affected at the time Outstanding, voting as one class, the Company and the Trustee, at any time and from time to time, may amend the Indenture and the Debentures; provided, however, no such modification or amendment shall be effective until the Holder of each Debenture affected at the time Outstanding shall have consented to such modification or amendment, if such modification or amendment shall:

                   (i) change the Stated Maturity of the principal of, or the time of payment of any installment of interest on, any Debenture;

                   (ii) reduce the principal amount of, or the rate of interest on, any Debenture;

                   (iii) change the place of payment where the Debentures or any interest thereon is payable;

                   (iv) impair the right to institute suit for the enforcement of any such payment on or with respect to the Debentures;

                   (v) reduce the above-stated percentage of principal amount of
               Debentures, the Holders of which are required to modify or amend the Indenture, to consent to any waiver thereunder or to approve any supplemental indenture;

                   (vi) change any obligation of the Company to maintain an
               office or agency in the place and for the purposes required by the Indenture; or

                   (vii) modify any of the above provisions;

and provided, further, that no such modification or amendment shall be effective until the holders of not less than 66 2/3% of the aggregate stated liquidation amount of the Trust Securities shall have consented to such modification or amendment; and provided, further, that where the consent of the Holders of not less than 66 2/3% of the aggregate principal amount of the Debentures is required pursuant to Section 902 of the Base Indenture, no such modification or amendment shall be effective until the holders of at least the same proportion in aggregate stated liquidation amount of the Trust Securities shall have consented to such modification or amendment.

               (c) Waiver of Past Defaults.

               Section 513 of the Base Indenture shall be supplemented by this
Section 2.11(c).

               The Holders of a majority in aggregate principal amount of the Debentures then Outstanding may waive any past default with respect to the Debentures, except for (i) a default in the payment of principal of or interest on the Debentures and (ii) a default in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each Debenture then Outstanding, provided, however, that, that no such waiver shall be effective until the holders of a majority in aggregate stated liquidation amount of Trust Securities shall have consented to such waiver; and provided, further, that where a consent would require the Holders of more than a majority in principal amount of Debentures, no such waiver shall be effective until the holders of at least the same proportion in aggregate stated liquidation amount of Trust Securities shall have consented to such waiver.

               (d) Meetings and Voting.

               Sections 1602 and 1604 of the Base Indenture shall be superceded by this Section 2.11(d).

                   (i) The Trustee may at any time call a meeting of Holders of
               Debentures for any purpose specified in Section 1601 of the Base Indenture, to be held at such time and at such place in The City of New York. Notice of every meeting of Holders of Debentures, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given not less than 21 nor more than 180 days prior to the date fixed for the meeting.

               In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 20% in principal amount of the Outstanding Debentures shall have requested the Trustee to call a meeting of the Holders of Debentures for any purpose specified in Section 1601 of the Base Indenture, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Debentures in the amount specified, as the case may be, may determine the time and the place in The City of New York for such meeting and may call such meeting for such purposes by giving notice thereof.

                   (ii) Except as provided below, the Persons entitled to vote a majority in principal amount of the Outstanding Debentures shall constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Debentures, be dissolved. In any other case, the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided herein, except that such notice need be given only once and not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage of the principal amount of the Outstanding Debentures which shall constitute a quorum.

               Subject to the foregoing, at the reconvening of any meeting adjourned for a lack of a quorum, the Persons entitled to vote 25% in principal amount of the Outstanding Debentures at the time shall constitute a quorum for the taking of any action set forth in the notice of the original meeting.

               At a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid, any resolution and all matters shall be effectively passed and decided if passed or decided by the Persons entitled to vote the lesser of:

                   (i) a majority in principal amount of the Debentures then
               Outstanding; or

                   (ii) 66 2/3% in principal amount of the Debentures
               represented and voting at such meeting;

provided, however, that if any consent, waiver or other action must be given, made or taken by the Holders of a specified percentage in principal amount of Outstanding Debentures (which is less than a majority of the principal amount to Debentures then Outstanding, then such consent, waiver or other action may be given, made or taken by the Persons entitled to vote the lesser of:

                   (i) the specified percentage in principal amount of the
               Debentures then Outstanding; or

                   (ii) a majority in principal amount of the Debentures
               represented and voting at such meeting.

               Any resolution passed or decisions taken at any meeting of Holders of Debentures duly held in accordance with this Section shall be binding on all the Holders of Debentures, whether or not present or represented at the meeting.

Section 2.12   Defeasance.

               Section 1701 of the Base Indenture shall be superseded by this
Section 2.12.

               The Company shall be deemed to have been discharged from their obligations with respect to all of the outstanding Debentures on the date of the deposit referred to in subparagraph (1) hereof, and the provisions of this Indenture, as it relates to such outstanding Debentures, shall no longer be in effect (and the Trustee, at the expense of the Company, shall, upon the request of the Company, execute proper instruments acknowledging the same), except as to:

                   (i) the rights of Holders of Debentures to receive, solely from the trust funds described in subparagraph (a) hereof, payments of the principal of or interest on the outstanding Debentures on the date such payments are due; and

                   (ii) the rights, powers, trust and immunities of the Trustee hereunder and the duties of the Trustee under Section 402 of the Base Indenture and the duty of the Trustee to authenticate Debentures issued on registration of transfer of exchange;

               provided that the following conditions shall have been satisfied:

                   (1) the Company shall have deposited, or caused to be
               deposited, irrevocably with the Trustee, under the terms of an escrow trust agreement satisfactory to the Trustee, as trust funds in trust for the purpose of making the following payments, specifically pledged as security for and dedicated solely to the benefit of the Holders of the Debentures, cash in U.S. dollars and/or Eligible Instruments (including U.S. Government Obligations) which through the payment of interest and principal in respect thereof, in accordance with their terms, will provide (and without reinvestment and assuming no tax liability will be imposed on such Trustee), not later than one day before the due date of any payment of money, an amount in cash, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay principal of and interest on all the Debentures on the dates such payments of principal or interest are due and payable;

                   (2) no Default or Event of Default with respect to the
               Debentures shall have occurred and be continuing on the date of such deposit;

                   (3) such deposit and the related intended consequences will not result in a breach or violation of, or constitute a default or event of default under, the Indenture or any other material indenture, agreement or other instrument binding upon the Company or its subsidiaries or any of their properties or assets;

                   (4) the Company shall have delivered to the Trustee an
               Officers' Certificate and an Opinion of Counsel to the effect that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling (which ruling shall be satisfactory to the Trustee), or (B) since the date of execution of this First Supplemental Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

                   (5) the Company shall have delivered to the Trustee an
               Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company;

                   (6) such deposit shall not result in the trust arising from such deposit constituting an "investment company" (as defined in the Investment Company Act of 1940, as amended (the "Investment Company Act")), or such trust shall be qualified under such Act or exempt from regulation thereunder; and

                   (7) the Company shall have delivered to the Trustee an
               Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the defeasance contemplated by this Section 12.12 have been complied with.

               Notwithstanding a defeasance of the Debentures, the Company shall continue to have the right to cause a Remarketing of the Debentures so long as the amounts described above are expected to be on deposit in the escrow trust account as of such adjusted date of maturity (i.e., 60 days following the Remarketing Date).

Section 12.13  Paying Agent; Security Registrar.

               Initially, the Trustee shall act as Paying Agent and Security Registrar. If the Debentures are issued in definitive form, the Corporate Trust Office shall be the office or agency of the Paying Agent and the Security Registrar for the Debentures.

                                   ARTICLE III
                               FORM OF DEBENTURE

Section 3.1    Form of Debenture.

               The Debentures and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the forms of Exhibit A annexed hereto.

                                   ARTICLE IV
                                    EXPENSES

Section 4.1    Payment of Expenses.

               In connection with the offering, sale and issuance of the Debentures to the Trust in connection with the sale of the Trust Securities by the Trust, the Company, as borrower, shall:

                   (a) pay for all costs and expenses relating to the offering, sale and issuance of the Debentures, including compensation to the Underwriters payable pursuant to the Underwriting Agreement and compensation of the Trustee under the Indenture in accordance with the provisions of Section 607 of the Indenture; and

                   (b) pay for all costs and expenses of the Trust, including, but not limited to, costs and expenses relating to the organization of the Trust, the offering, sale and issuance of the Trust Securities (including compensation to the Underwriters payable pursuant to the Underwriting Agreement in connection therewith); the fees and expenses of the Property Trustee (including, without limitation, those incurred in connection with the enforcement by the Property Trustee of the rights of the holders of the Preferred Securities), the Delaware Trustee and the Administrative Trustees; the costs and expenses relating to the operation of the Trust (including, without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses); and costs and expenses incurred in connection with the acquisition, financing and disposition of Trust assets;

                   (c) be primarily liable for any indemnification obligations arising with respect to the Declaration; and

                   (d) pay any and all taxes (other than United States
               withholding taxes), duties, assessments or governmental charges of whatever nature imposed on the Trust by the United States or any other taxing authority and all liabilities, costs and expenses with respect to such taxes of the Trust.

                                   ARTICLE V
                                   COVENANTS

Section 5.1 Covenants in the Event of an Event of Default or of a Deferral of Interest.

               If an Event of Default occurs and written notice of such event has been given to the Company, or if the Company exercises its right to defer payments of interest on the Debentures pursuant to Section 2.5, the Company may not:

               (a) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of its capital stock; or

               (b) make any payment of principal or interest on or repay, repurchase or redeem any debt securities of the Company that rank on a parity with or junior in interest to the Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks on a parity with or junior in interest to the Debentures;

in each case, other than:

                   (i) dividends or distributions in capital stock (or rights to acquire capital stock) of the Company;

                   (ii) payments under the Guarantee;

                   (iii) any declarations of a dividend in connection with the implementation of a shareholders' rights plan, or the issuances of stock under any such plan in the future, or redemptions or repurchases of any rights pursuant to a rights agreement;

                   (iv) purchases or acquisitions of capital stock of the
               Company in connection with the satisfaction by the Company of its obligations under any employee benefit plans; and

                   (v) repurchases of capital stock of the Company in connection with the satisfaction by the Company of its obligations pursuant to any acquisitions of businesses made by the Company (which repurchases are made in connection with the satisfaction of indemnification obligations of the sellers of such businesses).

Section 5.2    Additional Covenants Relating to the Trust.

               For as long as the Preferred Securities remain outstanding, the Company will:

               (a) maintain, directly or indirectly, 100% ownership of the Common Securities; provided, however, that any permitted successor of the Company may succeed to the Company's ownership of such Common Securities;

               (b) cause the Trust to (a) remain a statutory business trust, except in connection with the distribution of the Debentures to the Holders, the redemption of all of the Securities, or certain mergers, consolidations, conversions or amalgamations, each as permitted by the Declaration, (b) not to voluntarily dissolve, wind up, liquidate or be terminated, except as permitted by this Declaration and (c) otherwise continue to be classified as a grantor trust for United States federal income tax purposes;

               (c) use its commercially reasonable efforts to ensure that the Trust will not be an "investment company" required to be registered under the Investment Company Act; and

               (d) not to take any action that would be reasonably likely to cause the Trust to be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes.

Section 5.3    Covenant to List on Exchange.

               If the Debentures are distributed to the holders of the Preferred Securities upon dissolution of the Trust, the Company shall use its best efforts to list such Debentures on the New York Stock Exchange or on such other exchange as the Preferred Securities are then listed, if listed.

Section 5.4    Additional Covenant Relating to the Guarantee.

               If an event of default under the Guarantee occurs and written notice of such event has been given to the Company, the Company shall be subject to the limitations and restrictions set forth in Section 5.1 relating to an Event of Default.

                                   ARTICLE VI
                                 SUBORDINATION

               Article 18 of the Base Indenture shall be superceded by this
Article VI.

Section 6.1    Debentures Subordinated to Senior Indebtedness.

               The Company covenants and agrees, and each Holder, by such Holder's acceptance thereof, likewise covenants and agrees, that the indebtedness represented by the Debentures and the payment of the principal of and interest on each and all of the Debentures is hereby expressly subordinated and junior, to the extent and in the manner set forth and as set forth in this
Section 6.1, in right of payment to the prior payment in full of all Senior Indebtedness.

               (a) In the event of any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company or otherwise, the holders of all Senior Indebtedness shall be entitled first to receive payment of the full amount due thereon in respect of all such Senior Indebtedness and all other amounts due or provision shall be made for such amount in cash, or other payments satisfactory to the holders of Senior Indebtedness, before the Holders are entitled to receive any payment or distribution of any character, whether in cash, securities or other property, on account of the principal of or interest on the indebtedness evidenced by the Debentures.

               (b) In the event of any acceleration of maturity of the Debentures because of an Event of Default, unless the full amount due in respect of all Senior Indebtedness is paid in cash or other form of payment satisfactory to the holders of Senior Indebtedness, no payment shall be made by the Company with respect to the principal of or interest on the Debentures or to acquire any of the Debentures, and the Company shall give prompt written notice of such acceleration to such holders of Senior Indebtedness.

               (c) In the event of and during the continuance of any default in payment of the principal of or interest on any Senior Indebtedness, unless all such payments due in respect of such Senior Indebtedness have been paid in full in cash or other payments satisfactory to the holders of Senior Indebtedness, no payment shall be made by the Company with respect to the principal of or interest on the Debentures or to acquire any of the Debentures. The Company shall give prompt written notice to the Trustee of any default under any Senior Indebtedness or under any agreement pursuant to which Senior Indebtedness may have been issued.

               (d) During the continuance of any event of default with respect to any Senior Indebtedness, as such event of default is defined under any such Senior Indebtedness or in any agreement pursuant to which any Senior Indebtedness has been issued (other than a default in payment of the principal of or interest on any Senior Indebtedness), permitting the holder or holders of such Senior Indebtedness to accelerate the maturity thereof, no payment shall be made by the Company, directly or indirectly, with respect to principal of or interest on the Debentures for 179 days following notice in writing (a "Payment Blockage Notice") to the Company, from any holder or holders of such Senior Indebtedness or their representative or representatives or the trustee or trustees under any indenture or under which any instrument evidencing any such Senior Indebtedness may have been issued, that such an event of default has occurred and is continuing, unless such event of default has been cured or waived or such Senior Indebtedness has been paid in full; provided, however, if the maturity of such Senior Indebtedness is accelerated, no payment may be made on the Debentures until such Senior Indebtedness has been paid in full in cash or other payment satisfactory to the holders of such Senior Indebtedness or such acceleration (or termination, in the case of a lease) has been cured or waived.

               For purposes of this Section 6.1(d), such Payment Blockage Notice shall be deemed to include notice of all other events of default under such indenture or instrument which are continuing at the time of the event of default specified in such Payment Blockage Notice. The provisions of this Section 6.1(d) shall apply only to one such Payment Blockage Notice given in any period of 365 days with respect to any issue of Senior Indebtedness, and no such continuing event of default that existed or was continuing on the date of delivery of any Payment Blockage Notice shall be, or shall be made, the basis for a subsequent Payment Blockage Notice.

               (e) In the event that, notwithstanding the foregoing provisions of Sections 6.1(a), 6.1(b), 6.1(c) and 6.1(d), any payment on account of principal of or interest on the Debentures shall be made by or on behalf of the Company and received by the Trustee, by any Holder or by any Paying Agent (or, if the Company is acting as its own Paying Agent, money for any such payment shall be segregated and held in trust):

                   (i) after the occurrence of an event specified in Section
               6.1(a) or 6.1(b), then, unless all Senior Indebtedness is paid in full in cash, or provision shall be made therefor,

                   (ii) after the happening of an event of default of the type specified in Section 6.1(c) above, then, unless the amount of such Senior Indebtedness then due shall have been paid in full, or provision made therefor or such event of default shall have been cured or waived, or

                   (iii) after the happening of an event of default of the type specified in Section 6.1(d) above and delivery of a Payment Blockage Notice, then, unless such event of default shall have been cured or waived or the 179-day period specified in Section 6.1(d) shall have expired, such payment (subject, in each case, to the provisions of Section 6.7 hereof) shall be held in trust for the benefit of, and shall be immediately paid over to, the holders of Senior Indebtedness or their representative or representatives or the trustee or trustees under any indenture under which any instruments evidencing any of the Senior Indebtedness may have been issued, as their interests may appear.

Section 6.2    Subrogation.

               Subject to the payment in full of all Senior Indebtedness to which the indebtedness evidenced by the Debentures is in the circumstances subordinated as provided in Section 6.1 hereof, the Holders shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to such Senior Indebtedness until all amounts owing on the Debentures shall be paid in full, and, as between the Company, its creditors other than holders of such Senior Indebtedness, and the Holders, no such payment or distribution made to the holders of Senior Indebtedness by virtue of this Article which otherwise would have been made to the holders of the Debentures shall be deemed to be a payment by the Company on account of such Senior Indebtedness, provided that the provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Indebtedness, on the other hand.

Section 6.3    Obligation of the Company is Absolute and Unconditional.

               Nothing contained in this Article or elsewhere in this Indenture or in the Debentures is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness, and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and interest on the Debentures as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything contained herein or therein prevent the Trustee or the Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

Section 6.4    Maturity of or Default on Senior Indebtedness.

               Upon the maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, all principal of or premium, if any, or interest on, rent or other payment obligations in respect of all such matured Senior Indebtedness shall first be paid in full, or such payment shall have been duly provided for, before any payment on account of principal or interest is made upon the Debentures.

Section 6.5    Payments on Debentures Permitted.

               Except as expressly provided in this Article, nothing contained in this Article shall affect the obligation of the Company to make, or prevent the Company from making, payments of the principal of or interest on the Debentures in accordance with the provisions hereof and thereof, or shall prevent the Trustee or any Paying Agent from applying any moneys deposited with it hereunder to the payment of the principal of or interest on the Debentures.

Section 6.6    Effectuation of Subordination by Trustee.

               Each Holder, by such Holder's acceptance thereof, authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee such Holder's attorney-in-fact for any and all such purposes.

               Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any such dissolution, winding up, liquidation or reorganization proceeding affecting the affairs of the Company is pending or upon a certificate of the trustee in bankruptcy, receiver, assignee for the benefit of creditors, liquidating trustee or agent or other Person making any payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, and as to other facts pertinent to the right of such Persons under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Persons pending judicial determination as to the right of such Persons to receive such payment.

Section 6.7    Knowledge of Trustee.

               Notwithstanding the provision of this Article or any other provisions of this Indenture, the Trustee shall not be charged with knowledge of the existence of any Senior Indebtedness, of any default in payment of principal of or interest on, rent or other payment obligation in respect of any Senior Indebtedness, or of any facts which would prohibit the making of any payment of moneys to or by the Trustee, or the taking of any other action by the Trustee, unless a Responsible Officer of the Trustee having responsibility for the administration of the trust established by this Indenture shall have received written notice thereof from the Company, any Holder, any Paying Agent of the Company or the holder or representative of any class of Senior Indebtedness, and, prior to the receipt of any such written notice, the Trustee shall be entitled in all respects to assume that no such default or facts exist; provided, however, that unless on the third Business Day prior to the date upon which by the terms hereof any such moneys may become payable for any purpose the Trustee shall have received the notice provided for in this Section 6.7, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such moneys and apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date.

Section 6.8    Trustee's Relation to Senior Indebtedness.

               The Trustee shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness at the time held by it, to the same extent as any other holder of Senior Indebtedness and nothing contained in this Indenture shall deprive the Trustee of any of its rights as such holder.

               Nothing contained in this Article shall apply to claims of or payments to the Trustee under or pursuant to Section 607 of the Base Indenture.

               With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and the Trustee shall not be liable to any holder of Senior Indebtedness if it shall pay over or deliver to Holders, the Company or any other Person moneys or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article or otherwise.

Section 6.9    Rights of Holders of Senior Indebtedness Not Impaired.

               No right of any present or future holder of any Senior Indebtedness to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

Section 6.10   Modification of Terms of Senior Indebtedness.

               Any renewal or extension of the time of payment of any Senior Indebtedness or the exercise by the holders of Senior Indebtedness of any of their rights under any instrument creating or evidencing Senior Indebtedness, including without limitation the waiver of default thereunder, may be made or done all without notice to or assent from the Holders or the Trustee.

               No compromise, alteration, amendment, modification, extension, renewal or other change of, or waiver, consent or other action in respect of, any liability or obligation under or in respect of, or of any of the terms, covenants or conditions of any indenture or other instrument under which any Senior Indebtedness is outstanding or of such Senior Indebtedness, whether or not such release is in accordance with the provisions or any applicable document, shall in any way alter or affect any of the provisions of this Article or of the Debentures relating to the subordination thereof.

                                   ARTICLE VII
                   RIGHTS OF HOLDERS OF PREFERRED SECURITIES

Section 7.1    Preferred Security Holders Rights.

               Notwithstanding Section 507 of the Base Indenture, if the Property Trustee fails to enforce its rights under the Debentures after a holder of Preferred Securities has made a written request, the holder of Preferred Securities may, to the fullest extent permitted by law, institute a legal proceeding directly against the Company to enforce the Property Trustee's rights under the Indenture without first instituting any legal proceeding against the Property Trustee or any other person or entity.

Section 7.2    Direct Action.

               Notwithstanding any other provision of the Indenture, for as long as any Preferred Securities remain outstanding, to the fullest extent permitted by law, if an Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay principal of and interest on the Debentures on the date such principal or interest is otherwise payable, a holder of Preferred Securities may institute a proceeding directly against the Company (a "Direct Action") to enforce payment to such holder of the principal of or interest on Debentures having an aggregate principal amount equal to the aggregate stated liquidation amount of the Preferred Securities of such holder.

Section 7.3    Payments Pursuant to Direct Actions.

               The Company shall have the right to set off against its obligations to the Trust, as Holder, any payment made to a holder of Preferred Securities in connection with a Direct Action.


                                  ARTICLE VIII
                                  REMARKETING

Section 8.1    Effectiveness of this Article.

               Except for Section 8.2(a) and 8.2(b), this Article VIII shall become effective only upon a distribution of the Debentures upon dissolution of the Trust which occurs prior to the Remarketing of the Preferred Securities pursuant to the Declaration. Until such a distribution, or if such distribution occurs after the Remarketing of the Preferred Securities pursuant to the Declaration, this Article VIII (except for Section 8.2(a) and 8.2(b)) shall have no effect.

Section 8.2    Remarketing.

               (a) In connection with a Remarketing of the Preferred Securities:

                   (i) in connection with a Remarketing of the Preferred
               Securities upon a Trading Remarketing Event or a Legal Cause Remarketing Event, the Accreted Value of the Debentures as of the end of the day on the day next preceding the Remarketing Date shall become due on the date which is 60 days following the Remarketing Date;

                   (ii) on the Remarketing Date, the rate of interest per annum on the Accreted Value of the Debentures shall become the Reset Rate on the Accreted Value of the Securities established in the Remarketing of the Preferred Securities; and

                   (iii) on the Remarketing Settlement Date, interest accrued and unpaid on the Debentures from and including the immediately preceding Interest Payment Date to, but excluding, the Remarketing Settlement Date shall be payable to the Holders of the Debentures on the Special Record Date.

               (b) In connection with a Remarketing of the Preferred Securities and at any time thereafter, a purchaser may exchange its Trust Securities for its pro rata share of Debentures. In such event, the Administrative Trustees shall cause Debentures held by the Property Trustee, having an aggregate Accreted Value equal to the aggregate Accreted Value of the Trust Securities purchased by such purchaser and with accrued and unpaid interest equal to the accumulated and unpaid Distributions on the Trust Securities purchased by such purchaser, to be distributed to such purchaser in exchange for such Holders' pro rata interest in the Trust. In such event, the Debentures held by the Trust shall decrease by the amount of Debentures delivered to the purchaser of Trust Securities.

               (c) The proceeds from the Remarketing of the Debentures shall be paid to the selling Holders, provided that, upon a Trading Remarketing Event or a Legal Cause Remarketing Event, the proceeds from the Remarketing of the Debentures that are held pursuant to the Unit Agreement for which the holders of such Units have elected to exercise their Warrants shall be paid directly to the Warrant Agent to satisfy in full the Exercise Price of the Warrants held by such holders.

               (d) Upon the occurrence of a Trading Remarketing Event, the Company may elect to cause a Remarketing of the Debentures and select a Remarketing Date, provided that the following conditions precedent are satisfied:

                   (i) as of the date of which the Company elects to cause a
               Remarketing of the Debentures, the Closing Price of a share of the Common Stock exceeds and has exceeded for at least 20 Trading Days within the immediately preceding 30 consecutive Trading Days, the following related price per share:

                   if after November 20, 2002: $14.9939
                   if after November 15, 2003: $13.1197
                   if after November 15, 2004: $11.2454;

                   (ii) as of the date of which the Company elects to cause a
               Remarketing of the Debentures and on the Remarketing Date, no Event of Default or deferral of interest payments to Holders of the Debentures shall have occurred and be continuing;

                   (iii) as of the date of which the Company elects to cause a
               Remarketing of the Debentures and on the Remarketing Date, a shelf registration statement covering the issuance and sale of

               Common Stock to the holders of Warrants upon exercise of such Warrants shall be exempt from the registration requirements of the Securities Act; and

                   (iv) on the Remarketing Date, the Legal Requirements shall have been satisfied.

The settlement of the Remarketing shall occur on the Remarketing Settlement Date, provided that the following conditions precedent are satisfied on the Remarketing Settlement Date:

                        (A) the Warrant Requirements shall be satisfied; and

                        (B) a redemption of the Warrants of those holders who
               have not elected to exercise their Warrants on such date shall have been consummated pursuant to the Warrant Agreement.

If any of the foregoing conditions precedent are not satisfied, the Remarketing cannot occur and the contemporaneous redemption of Warrants shall be canceled; provided, however, that if:

                        (x) the Remarketing cannot occur because of a failure to satisfy either the Warrant Requirements or the Legal Requirements as of or on the relevant date or dates; and

                        (y) the Company is using its best efforts to satisfy such Requirements;

the Company shall have the right to cause a Remarketing of the Debentures on a subsequent date which is no later than November 15, 2029, provided that all applicable requirements and conditions precedents (including the timely occurrence of a Trading Remarketing Event) are satisfied.

               (e) Upon the occurrence of a Legal Cause Remarketing Event, the Company may elect to cause a Remarketing of the Debentures and select a Remarketing Date, provided that the following conditions precedent are satisfied:

                   (i) as of the date of which the Company elects to cause a
               Remarketing of the Debentures and on the Remarketing Date, no Event of Default shall have occurred and be continuing;

                   (ii) as of the date of which the Company elects to cause a
               Remarketing of the Debentures and on the Remarketing Date, a shelf registration statement covering the issuance and sale of Common Stock to the holders of Warrants upon exercise of such Warrants shall be effective under the Securities Act, or the issuance and sale of Common Stock to the holders of Warrants upon exercise of such Warrants shall be exempt from the registration requirements of the Securities Act; and

                   (iii) on the Remarketing Date, the Legal Requirements shall have been satisfied.

The settlement of the Remarketing shall occur on the Remarketing Settlement Date, provided that the following conditions precedent are satisfied on the Remarketing Settlement Date:

                         (A) the Warrant Requirements shall be satisfied; and

                         (B) a redemption of the Warrants of those holders who
                   have not elected to exercise their Warrants on such date shall have been consummated pursuant to the Warrant Agreement.

If any of the foregoing conditions precedent are not satisfied, the Remarketing cannot occur and the contemporaneous redemption of Warrants shall be canceled; provided, however, that if:

                         (x) the Remarketing cannot occur because of a failure
to satisfy either the Warrant Requirements or the Legal Requirements as of or on the relevant date or dates; and

                         (y) the Company is using its best efforts to satisfy
such Requirements;

the Company shall have the right to cause a Remarketing of the Debentures on a subsequent date which is no later than November 15, 2029, provided that all applicable requirements and conditions precedents (including the timely occurrence of a Legal Cause Remarketing Event) are satisfied.

               (f) On the Maturity Remarketing Date, a Remarketing of the Debentures shall occur, provided that on such date, the Legal Requirements (to the extent applicable) shall have been satisfied.

               If, for any reason, a Remarketing of the Debentures does not occur on the Maturity Remarketing Date, the Administrative Trustees shall give notice thereof to all Holders of the Debentures (whether or not held pursuant to the Unit Agreement) prior to the close of business on the following Business Day. In such event:

                   (i) the rate of interest per annum on the Accreted Value of the Debentures (which, on the Maturity Remarketing Date, shall be equal to the principal amount of the Debentures) shall become the Reset Rate; and

                   (ii) the Company no longer shall have the option to defer
               payments of interest on the Debentures.

               (g) Upon the occurrence of a Trading Remarketing Event or a Legal Cause Remarketing Event and the election by the Company to cause a Remarketing of the Debentures, or upon the Maturity Remarketing Date, as long as the Debentures are evidenced by Global Debenture, deposited with the Clearing Agency, the Company shall request, not later than 15 nor more than 30 days prior to the Remarketing Date, that the Depositary notify the Holders of the Debentures of the Remarketing of the Debentures and of the procedures that must be followed if such Holder of Debentures or holder of Units wishes to opt not to participate in the Remarketing of the Debentures.

               (h) Upon the occurrence of a Remarketing Event, all of the Debentures (excluding the Debentures as to which the Holders thereof have opted not to participate in the Remarketing (but including Debentures that are not held pursuant to the Unit Agreement)) shall be remarketed by the Remarketing Agent. Not later than 5:00 p.m. (New York City time) on the seventh Business Day preceding the Remarketing Date, each Holder of Debentures may elect not to have the Debentures held by such Holder remarketed in the Remarketing. Holders of Debentures that are not held pursuant to the Unit Agreement shall give such notice to the Trustee and Holders of Debentures that are held pursuant to the Unit Agreement shall give such notice to the Unit Agent. Holders of Debentures that are not held pursuant to the Unit Agreement and holders of Debentures that are held pursuant to the Unit Agreement that do not give notice of their intention not to participate in the Remarketing shall be deemed to have consented to the disposition of their Debentures in the Remarketing. Any such notice shall be irrevocable and may not be conditioned upon the level at which the Reset Rate is established in the Remarketing.

               Not later than 5:00 p.m. (New York City time) on the fifth Business Day preceding the Remarketing Date, the Trustee and the Unit Agent, as applicable, based on the notices received by it prior to such time, shall notify the Trust, the Company and the Remarketing Agent of the aggregate principal amount of Debentures to be tendered for purchase in the Remarketing.

               (i) The right of each Holder to have Debentures tendered for purchase shall be limited to the extent that:

                       (i) the Remarketing Agent conducts a Remarketing pursuant
                   to the terms of the Remarketing Agreement;

                       (ii) the Remarketing Agent is able to find a purchaser or
                   purchasers for the Debentures deemed tendered; and

                       (iii) such purchaser or purchasers deliver the purchase
                   price therefor to the Remarketing Agent.

               (j) On the Remarketing Date, the Remarketing Agent shall use commercially reasonable efforts to remarket the Debentures deemed tendered for purchase at a price equal to:

                       (i) in connection with a Remarketing upon a Trading
                   Remarketing Event or a Legal Cause Remarketing Event, 100% of the aggregate Accreted Value as of the end of the day on the day next preceding the Remarketing Date, and

                       (ii) on the Maturity Remarketing Date, 100% of the
                   principal amount.

               (k) If, as a result of the efforts described in 8.2(j), the Remarketing Agent determines that it will be able to remarket all of the Debentures deemed tendered for purchase at the purchase price set forth in
Section 8.2(j) prior to 4:00 p.m. (New York City time) on the Remarketing Date, the Remarketing Agent shall determine the Reset Rate, which shall be the rate per annum (rounded to the nearest one-thousandth (0.001) of 1% per annum) that the Remarketing Agent determines, in its sole judgment, to be the lowest rate per annum that will enable it to remarket all of the Debentures deemed tendered for Remarketing.

               (l) If none of the Holders of the Debentures or the holders of the Units elects to have their Debentures remarketed in the Remarketing, the Reset Rate shall be the rate determined by the Remarketing Agent, in its sole discretion, as the rate that would have been established had a Remarketing been held on the Remarketing Date, and the related modifications to the others terms of the Debentures and the Warrants shall be effective on the Remarketing Date.

               (m) If, by 4:00 p.m. (New York City time) on the Remarketing Date, the Remarketing Agent is unable to remarket all of the Debentures deemed tendered for purchase, a Failed Remarketing shall be deemed to have occurred and the Remarketing Agent shall so advise by telephone the Depositary, the Property Trustee, the Trustee, the Administrative Trustees on behalf of the Trust and the Company. The Administrative Trustees shall then give notice of the Failed Remarketing to the Holders of the Debentures prior to the close of business on the Business Day following the Failed Remarketing Date and shall cause a notice of such Failed Remarketing to be published on the second Business Day following the Failed Remarketing Date in a daily newspaper in the English language of general circulation in The City of New York, which is expected to be the Wall Street Journal, and on Bloomberg News. In the event of a Failed Remarketing:

                   (i) the Accreted Value of the Debentures as of the end of the
               day on the day next preceding the Remarketing Date shall become due on the date which is 60 days following the Failed Remarketing Date;

                   (ii) the rate of interest per annum on the Accreted Value of the Debentures shall become the Reset Rate; and

                   (iii) the Company no longer shall have the option to defer payments of interest on the Debentures.

Notwithstanding a Failed Remarketing, subject to the satisfaction of the Legal Requirements, the Warrants shall be redeemed at the Warrant Value and a holders of Warrants shall have the option to exercise its Warrants in lieu of such redemption, as provided in the Unit Agreement and the Warrant Agreement.

               (n) By approximately 4:30 p.m. (New York City time) on the Remarketing Date, provided that there has not been a Failed Remarketing, the Remarketing Agent shall advise, by telephone:

                   (i) the Depositary, the Property Trustee, the Trustee, the
               Trust and the Company of the Reset Rate determined in the Remarketing and the aggregate principal amount of Debentures sold in the Remarketing;

                   (ii) each purchaser (or the Depositary participant thereof)
               of the Reset Rate and the aggregate principal amount of Debentures such purchaser is to purchase; and

                   (iii) each purchaser to give instructions to its Depositary participant to pay the purchase price on the Remarketing Settlement Date in same day funds against delivery of the Debentures purchased through the facilities of the Depositary.

               (o) In accordance with the Depositary's normal procedures, on the Remarketing Settlement Date, the transactions described above with respect to each Debenture deemed tendered for purchase and sold in the Remarketing shall be executed through the Depositary, and the accounts of the respective Depositary participants shall be debited and credited and such Debentures delivered by book-entry as necessary to effect purchases and sales of such Debentures. The Depositary shall make payment in accordance with its normal procedures.

               (p) If any Holder of the Debentures selling such Debentures (or any holder of Units selling the Debentures that are held pursuant to the Unit Agreement) in the Remarketing fails to deliver such Debentures, the Depositary participant of such selling holder and of any other Person that was to have purchased Debentures in the Remarketing may deliver to any such other Person an aggregate principal amount of Debentures that is less than the aggregate principal amount of Debentures that otherwise was to be purchased by such Person. In such event, the aggregate principal amount of Debentures to be so delivered shall be determined by such Depositary participant, and delivery of such aggregate principal amount of Debentures shall constitute good delivery.

               (q) The Remarketing Agent is not obligated to purchase any Debentures that otherwise would remain unsold in the Remarketing. Neither the Trust, any Trustee, the Company nor the Remarketing Agent shall be obligated in any case to provide funds to make payment upon tender of the Debentures for Remarketing.

               (r) Under the Remarketing Agreement, the Company shall be liable for, and shall pay, any and all costs and expenses incurred in connection with the Remarketing, and the Trust shall not have any liabilities for such costs and expenses.

               (s) The tender and settlement procedures set forth in this
Section 8.2, including provisions for payment by purchasers of the Debentures in the Remarketing, shall be subject to modification to the extent required by the Depositary or if the book-entry system is no longer available for the Debentures at the time of the Remarketing, to facilitate the tendering and remarketing of the Debentures in definitive form. In addition, the Remarketing Agent may modify the settlement procedures set forth herein in order to facilitate the settlement process.

                                   ARTICLE IX
                                 MISCELLANEOUS

Section 9.1    Ratification of Indenture.

               The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

Section 9.2    Trustee Not Responsible for Recitals.

               The recitals contained herein are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

Section 9.3    Governing Law.

               This First Supplemental Indenture and each Debenture shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 9.4    Severability.

               In case any one or more of the provisions contained in this First Supplemental Indenture or in the Debentures shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture or of the Debentures, but this First Supplemental Indenture and the Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 9.5    Counterparts.

               This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

               IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, on the date or dates indicated in the acknowledgments and as of the day and year first above written.

                                              /s/ SOVEREIGN BANCORP, INC.



                                              /s/ HARRIS TRUST AND SAVINGS BANK,
                                                  as Trustee

                                                                       EXHIBIT A

                              [FORM OF DEBENTURE]

                              [FACE OF DEBENTURE]

This Debenture is a Global Debenture within the meaning of the Indenture hereinafter referred to and is registered in the name of The Depository Trust Company, a New York corporation (the "Depositary"), or a nominee of the Depositary. This Debenture is exchangeable for Debentures registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Debenture (other than a transfer of this Debenture as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances. Unless this Debenture is presented by an authorized representative of the Depositary to Sovereign Bancorp, Inc. or its agent for registration of transfer, exchange or payment, and any Debenture issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of the Depositary, and any payment hereon is made to Cede & Co., or to such other entity as is requested by an authorized representative of the Depositary), and, except as otherwise provided in the Indenture,

ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.1

                            SOVEREIGN BANCORP, INC.

        7.50% Junior Subordinated Deferrable Interest Debenture due 2030

Certificate No.: _______                                          $_____________
                                                            CUSIP No.: 845905AM0

               This Debenture is one of a duly authorized series of Debt Securities of Sovereign Bancorp, Inc. (the "Debentures"), all issued under and pursuant to an Indenture dated as of September 1, 1999, duly executed and delivered by Sovereign Bancorp, Inc., a Pennsylvania corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to) and Harris Trust and Savings Bank, an Illinois corporation, as Trustee (the "Trustee"), as supplemented by the First Supplemental Indenture thereto dated as of November 15, 1999, between the Company and the Trustee (such Indenture as so supplemented, the "Indenture"), to which Indenture and all

- ------------------
(1) Insert in Global Debentures only.

indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Debentures. By the terms of the Indenture, the Debt Securities are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This series of Debt Securities is limited in aggregate principal amount to $257,732,000 (or $296,391,800 if the Underwriters' over-allotment option with respect to the Units is exercised in full).

               The Company, for value received, hereby promises to pay to _____________, or its registered assigns, the principal sum of _____________ U.S. Dollars ($ ) on January 15, 2030 (or such earlier date as determined in connection with a Remarketing).

               Interest Payment Dates: February 15, May 15, August 15 and November 15, commencing on February 15, 2000.

               Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

               IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed manually or by facsimile by its duly authorized officers under its corporate seal.

                                                         SOVEREIGN BANCORP, INC.

                                                         By:____________________
                                                         Name:
                                                         Title:


                                                         By:____________________
                                                         Name:
                                                         Title:
[SEAL]

Trustee's Certificate of Authentication

This is one of the 7.50% Subordinated Junior Deferrable
Interest Debentures due 2030 referred to in the within-mentioned Indenture.

HARRIS TRUST AND SAVINGS BANK,
as Trustee



By:____________________________
        Authorized Officer
Dated:__________________, 1999.

                             [REVERSE OF DEBENTURE]

                            SOVEREIGN BANCORP, INC.

       7.50% Subordinated Junior Deferrable Interest Debentures due 2030

               Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. Principal and Interest.

               Sovereign Bancorp, Inc., a Pennsylvania corporation (the "Company"), promises to pay interest on the principal amount of this Debenture at the Coupon Rate from and including November 15, 1999, to, but excluding, the Remarketing Date, and on the Accreted Value of this Debenture on the Remarketing Date at the Reset Rate from and including the Remarketing Date to, but excluding, the Stated Maturity. The Company will pay interest on this Debenture quarterly in arrears on February 15, May 15, August 15 and November 15 of each year (each an "Interest Payment Date"), commencing on February 15, 2000. Interest not paid on the scheduled Interest Payment Date will accrue and compound quarterly at the Coupon Rate of the principal amount of this Debenture or the Reset Rate of the Accreted Value of this Debenture, as the case may be.

               Interest on the Debentures shall be computed (i) for any full quarterly 90-day period on the basis of a 360-day year of twelve 30-day months,
(ii) for any period shorter than a full quarterly 90- day period, on the basis of a 30-day month and (iii) for any period less than a 30-day month, on the basis of the actual number of days elapsed in the 30-day month. .

2. Optional Deferral of Interest.

               As long as no Event of Default has occurred and is continuing, and as long as a Failed Remarketing has not occurred, the Company has the right, at any time and from time to time, to defer payments of interest on the Debentures by extending the interest payment period on the Debentures for a period (each, an "Extension Period") not exceeding 20 consecutive quarters, during which Extension Period no interest shall be due and payable on the Debentures, provided that no Extension Period shall end on a date other than an Interest Payment Date for the Debentures or extend beyond the Stated Maturity. Upon the occurrence of a Failed Remarketing, any such Extension Period shall terminate, and interest shall become payable in cash on the next Interest Payment Date. Despite such deferral, interest shall continue to accrue with additional interest thereon (to the extent permitted by applicable law) at the Coupon Rate of the principal amount of the Debentures or Reset Rate of the Accreted Value of the Debentures, as applicable, compounded quarterly during any such Extension Period ("Compounded Interest"). Prior to the termination of any such Extension Period, the Company may further defer payments of interest by further extending such Extension Period; provided that such Extension Period, together with all such previous and further extensions of such Extension Period, may not exceed 20 consecutive quarters or extend beyond the Stated Maturity. At the termination of any Extension Period, the Company shall pay all interest then accrued and unpaid, plus Compounded Interest. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the above requirements.

               The Company shall pay all deferred interest and Compounded Interest on the Debentures prior to the exercise of its right to cause a Remarketing of the Debentures.

               During an Extension Period, the Company may not:

               (a) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of its capital stock; or

               (b) make any payment of principal of or interest on or repay, repurchase or redeem any debt securities of the Company that rank on a parity with or junior in interest to the Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks on a parity with or junior in interest to the Debentures;

in each case, other than:

                   (i) dividends or distributions in capital stock (or rights to acquire capital stock) of the Company;

                   (ii) payments under the Guarantee;

                   (iii) any declarations of a dividend in connection with the implementation of a shareholders' rights plan, or the issuances of stock under any such plan in the future, or redemptions or repurchases of any rights pursuant to a rights agreement;

                   (iv) purchases or acquisitions of capital stock of the
               Company in connection with the satisfaction by the Company of its obligations under any employee benefit plans; and

                   (v) repurchases of capital stock of the Company in connection with the satisfaction by the Company of its obligations pursuant to any acquisitions of businesses made by the Company (which repurchases are made in connection with the satisfaction of indemnification obligations of the sellers of such businesses).

3. Method of Payment.

               Interest on any Debenture which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest. As long as the Debentures are represented by a Global Debenture, the Regular Record Dates for the Debentures shall be the Business Day preceding the corresponding Interest Payment Date. If the Debentures are issued in definitive form, the Regular Record Dates for the Debentures shall be the fifteenth Business Day prior to the corresponding Interest Payment Date.

4. Paying Agent and Security Registrar.

               Initially, Harris Trust and Savings Bank, the Trustee, will act as Paying Agent and Security Registrar. The Company may change the Paying Agent and Security Registrar without notice to any Holder.

5. Indenture.

               The Company issued this Debenture under an Indenture, dated as of September 1, 1999 (the "Base Indenture"), between the Company and Harris Trust and Savings Bank, as trustee (the "Trustee"), as amended and supplemented by the First Supplemental Indenture, dated as of November 15, 1999 (the "First Supplemental Indenture", together with the Base Indenture, the "Indenture"), between the Company and the Trustee.

6. Redemption.

               The Company shall have no right to redeem the Debentures.

7. Sinking Fund.

               The Debentures will not be subject to a sinking fund provision.

8. Limited Right to Require Exchange of Preferred Securities and Repurchase of Debentures.

               Pursuant to Section 6.7 of the Declaration, in the event a holder of a Unit exercises a Warrant on a date other than a Remarketing Settlement Date and elects to exercise its Repurchase Right, the Company shall be required on the applicable Required Repurchase Date to repurchase at the Repurchase Price Debentures which, pursuant to the Declaration, have been received in exchange for Preferred Securities.

9. Change of Control Right to Require Exchange of Preferred Securities and Repurchase of Debentures.

               Pursuant to Section 6.8 of the Declaration, in the event a Change of Control occurs and the holder of a Unit or the holder of a Preferred Security, as the case may be, elects to exercise its Change of Control Repurchase Right, the Company shall be required on the Change of Control Repurchase Date to repurchase at the Change of Control Repurchase Price Debentures which, pursuant to the Declaration, have been received in exchange for Preferred Securities.

10. Distribution of Debentures in Exchange for Trust Securities Upon the Occurrence of a Special Event.

               If at any time a Special Event occurs and certain conditions are satisfied, the Administrative Trustees may dissolve the Trust and, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, cause the Debentures held by the Property Trustee to be distributed to the holders of Trust Securities in liquidation of such holders' interests in the Trust on a Pro Rata basis, upon not less than 30 nor more than 60 days notice, within the 90 Day Period, and, simultaneous with such distribution, to cause a Like Amount of the Securities to be exchanged by the Trust on a Pro Rata basis.

               A Debenture Distribution Notice, which notice shall be irrevocable, shall be given by the Trust by mail to each holder of Trust Securities as provided in the Indenture.

               In the event of a dissolution of the Trust and a distribution of the Debentures, the Company shall have the same right, and shall be subject to same terms and conditions, to cause a Remarketing of the Debentures as the Company has and is subject to under Section 6.6 of the Declaration to cause a Remarketing of the Preferred Securities.

11. Remarketing.

               Except as set forth herein, these remarketing provisions shall become effective only upon a distribution of the Debentures upon dissolution of the Trust which occurs prior to the Remarketing of the Preferred Securities pursuant to the Declaration. Until such a distribution, or if such distribution occurs after the Remarketing of the Preferred Securities pursuant to the Declaration, these remarketing provisions shall have no effect.

               In connection with a Remarketing of the Preferred Securities:

                   (i) in connection with a Remarketing of the Preferred
               Securities upon a Trading Remarketing Event or a Legal Cause Remarketing Event, the Accreted Value of the Debentures as of the end of the day on the day next preceding the Remarketing Date shall become due on the date which is 60 days following the Remarketing Date;

                   (ii) on the Remarketing Date, the rate of interest per annum on the Accreted Value of the Debentures shall become the Reset Rate on the Accreted Value of the Securities established in the Remarketing of the Preferred Securities; and

                   (iii) on the Remarketing Settlement Date, interest accrued and unpaid on the Debentures from and including the immediately preceding Interest Payment Date to, but excluding, the Remarketing Settlement Date shall be payable to the holders of the Debentures on the Special Record Date.

               In connection with a Remarketing of the Preferred Securities and at any time thereafter, a purchaser may exchange its Trust Securities for its pro rata share of Debentures. In such event, the Administrative Trustees shall cause Debentures held by the Property Trustee, having an aggregate Accreted Value equal to the aggregate Accreted Value of the Trust Securities purchased by such purchaser and with accrued and unpaid interest equal to the accumulated and unpaid Distributions on the Trust Securities purchased by such purchaser, to be distributed to such purchaser in exchange for such Holders' pro rata interest in the Trust. In such event, the Debentures held by the Trust shall decrease by the amount of Debentures delivered to the purchaser of Trust Securities.

               The proceeds from the Remarketing of the Debentures shall be paid to the selling Holders, provided that, upon a Trading Remarketing Event or a Legal Cause Remarketing Event, the proceeds from the Remarketing of the Debentures that are held pursuant to the Unit Agreement for which the holders of such Units have elected to exercise their Warrants shall be paid directly to the Warrant Agent to satisfy in full the Exercise Price of the Warrants held by such holders.

               Upon the occurrence of a Trading Remarketing Event, the Company may elect to cause a Remarketing of the Debentures and select a Remarketing Date, provided that the following conditions precedent are satisfied:

                   (i) as of the date of which the Company elects to cause a
               Remarketing of the Debentures, the Closing Price of a share of the Common Stock exceeds and has exceeded for at least 20 Trading Days within the immediately preceding 30 consecutive Trading Days, the following related price per share:

                   if after November 20, 2002: $14.9939
                   if after November 15, 2003: $13.1197
                   if after November 15, 2004: $11.2454;

                   (ii) as of the date of which the Company elects to cause a
               Remarketing of the Debentures and on the Remarketing Date, no Event of Default or deferral of interest payments to Holders of the Debentures shall have occurred and be continuing;

                   (iii) as of the date of which the Company elects to cause a
               Remarketing of the Debentures and on the Remarketing Date, a shelf registration statement covering the issuance and sale of Common Stock to the holders of Warrants upon exercise of such Warrants shall be effective under the Securities Act, or the issuance and sale of Common Stock to the holders of Warrants upon exercise of such Warrants shall be exempt from the registration requirements of the Securities Act; and

                   (iv) on the Remarketing Date, the Legal Requirements shall have been satisfied.

The settlement of the Remarketing shall occur on the Remarketing Settlement Date, provided that the following conditions precedent are satisfied on the Remarketing Settlement Date:

                       (A) the Warrant Requirements shall be satisfied; and

                       (B) a redemption of the Warrants of those holders who
                   have not elected to exercise their Warrants on such date shall have been consummated pursuant to the Warrant Agreement.

If any of the foregoing conditions precedent are not satisfied, the Remarketing cannot occur and the contemporaneous redemption of Warrants shall be canceled; provided, however, that if:

                   (x) the Remarketing cannot occur because of a failure to
               satisfy either the Warrant Requirements or the Legal Requirements as of or on the relevant date or dates; and

                   (y) the Company is using its best efforts to satisfy such
               Requirements; the Company shall have the right to cause a Remarketing of the Debentures on a subsequent date which is no later than November 15, 2029, provided that all applicable requirements and conditions precedents (including the timely occurrence of a Trading Remarketing Event) are satisfied.

               Upon the occurrence of a Legal Cause Remarketing Event, the Company may elect to cause a Remarketing of the Debentures and select a Remarketing Date, provided that the following conditions precedent are satisfied:

                   (i) as of the date of which the Company elects to cause a
               Remarketing of the Debentures and on the Remarketing Date, no Event of Default shall have occurred and be continuing;

                   (ii) as of the date of which the Company elects to cause a
               Remarketing of the Debentures and on the Remarketing Date, a shelf registration statement covering the issuance and sale of Common Stock to the holders of Warrants upon exercise of such Warrants shall be effective under the Securities Act, or the issuance and sale of Common Stock to the holders of Warrants upon exercise of such Warrants shall be exempt from the registration requirements of the Securities Act; and

                   (iii) on the Remarketing Date, the Legal Requirements shall have been satisfied.

The settlement of the Remarketing shall occur on the Remarketing Settlement Date, provided that the following conditions precedent are satisfied on the Remarketing Settlement Date:

                         (A) the Warrant Requirements shall be satisfied; and

                         (B) a redemption of the Warrants of those holders who
                   have not elected to exercise their Warrants on such date shall have been consummated pursuant to the Warrant Agreement.

If any of the foregoing conditions precedent are not satisfied, the Remarketing cannot occur and the contemporaneous redemption of Warrants shall be canceled; provided, however, that if:

               (x) the Remarketing cannot occur because of a failure to satisfy either the Warrant Requirements or the Legal Requirements as of or on the relevant date or dates; and

               (y) the Company is using its best efforts to satisfy such Requirements;

the Company shall have the right to cause a Remarketing of the Debentures on a subsequent date which is no later than November 15, 2029, provided that all applicable requirements and conditions precedents (including the timely occurrence of a Legal Cause Remarketing Event) are satisfied.

               On the Maturity Remarketing Date, a Remarketing of the Debentures shall occur, provided that on such date, the Legal Requirements (to the extent applicable) shall have been satisfied.

               If, for any reason, a Remarketing of the Debentures does not occur on the Maturity Remarketing Date, the Administrative Trustees shall give notice thereof to all Holders of Debentures.

(whether or not held pursuant to the Unit Agreement) prior to the close of business on the following Business Day. In such event:

                   (i) the rate of interest per annum on the Accreted Value of the Debentures (which, on the Maturity Remarketing Date, shall be equal to the principal amount of the Debentures) shall become the Reset Rate; and .

                   (ii) the Company no longer shall have the option to defer
               payments of interest on the Debentures.

               Upon the occurrence of a Trading Remarketing Event or a Legal Cause Remarketing Event and the election by the Company to cause a Remarketing of the Debentures, or upon the Maturity Remarketing Date, as long as the Debentures are evidenced by Global Debenture, deposited with the Clearing Agency, the Company shall request, not later than 15 nor more than 30 days prior to the Remarketing Date, that the Depositary notify the Holders of the Debentures of the Remarketing of the Debentures and of the procedures that must be followed if such Holder of Debentures or holder of Units wishes to opt not to participate in the Remarketing of the Debentures.

               Upon the occurrence of a Remarketing Event, all of the Debentures (excluding the Debentures as to which the Holders thereof have opted not to participate in the Remarketing (but including Debentures that are not held pursuant to the Unit Agreement)) shall be remarketed by the Remarketing Agent. Not later than 5:00 p.m. (New York City time) on the seventh Business Day preceding the Remarketing Date, each Holder of Debentures may elect not to have the Debentures held by such Holder remarketed in the Remarketing. Holders of Debentures that are not held pursuant to the Unit Agreement shall give such notice to the Trustee and Holders of Debentures that are held pursuant to the Unit Agreement shall give such notice to the Unit Agent. Holders of Debentures that are not held pursuant to the Unit Agreement and holders of Debentures that are held pursuant to the Unit Agreement that do not give notice of their intention not to participate in the Remarketing shall be deemed to have consented to the disposition of their Debentures in the Remarketing. Any such notice shall be irrevocable and may not be conditioned upon the level at which the Reset Rate is established in the Remarketing.

               Not later than 5:00 p.m. (New York City time) on the fifth Business Day preceding the Remarketing Date, the Trustee and the Unit Agent, as applicable, based on the notices received by it prior to such time, shall notify the Trust, the Company and the Remarketing Agent of the aggregate principal amount of Debentures to be tendered for purchase in the Remarketing.

               The right of each Holder to have Debentures tendered for purchase shall be limited to the extent that:

                   (i) the Remarketing Agent conducts a Remarketing pursuant to the terms of the Remarketing Agreement;

                   (ii) the Remarketing Agent is able to find a purchaser or
               purchasers for the Debentures deemed tendered; and

                   (iii) such purchaser or purchasers deliver the purchase price therefor to the Remarketing Agent.

On the Remarketing Date, the Remarketing Agent shall use commercially reasonable efforts to remarket the Debentures deemed tendered for purchase at a price equal to:

                   (i) in connection with a Remarketing upon a Trading
               Remarketing Event or a Legal Cause Remarketing Event, 100% of the aggregate Accreted Value as of the end of the day on the day next preceding the Remarketing Date, and

                   (ii) on the Maturity Remarketing Date, 100% of the principal amount.

               If, as a result of the efforts described herein, the Remarketing Agent determines that it will be able to remarket all of the Debentures deemed tendered for purchase at the purchase price set forth above prior to 4:00 p.m. (New York City time) on the Remarketing Date, the Remarketing Agent shall determine the Reset Rate, which shall be the rate per annum (rounded to the nearest one-thousandth (0.001) of 1% per annum) that the Remarketing Agent determines, in its sole judgment, to be the lowest rate per annum that will enable it to remarket all of the Debentures deemed tendered for Remarketing.

               If none of the Holders of the Debentures or the holders of the Units elects to have their Debentures remarketed in the Remarketing, the Reset Rate shall be the rate determined by the Remarketing Agent, in its sole discretion, as the rate that would have been established had a Remarketing been held on the Remarketing Date, and the related modifications to the others terms of the Debentures and the Warrants shall be effective on the Remarketing Date.

               If, by 4:00 p.m. (New York City time) on the Remarketing Date, the Remarketing Agent is unable to remarket all of the Debentures deemed tendered for purchase, a Failed Remarketing shall be deemed to have occurred and the Remarketing Agent shall so advise by telephone the Depositary, the Property Trustee, the Trustee, the Administrative Trustees on behalf of the Trust and the Company. The Administrative Trustees shall then give notice of the Failed Remarketing to the Holders of the Debentures prior to the close of business on the Business Day following the Failed Remarketing Date and shall cause a notice of such Failed Remarketing to be published on the second Business Day following the Failed Remarketing Date in a daily newspaper in the English language of general circulation in The City of New York, which is expected to be the Wall Street Journal, and on Bloomberg News. In the event of a Failed Remarketing:

                   (i) the Accreted Value of the Debentures as of the end of the
               day on the day next preceding the Remarketing Date shall become due on the date which is 60 days following the Failed Remarketing Date;

                   (ii) the rate of interest per annum on the Accreted Value of the Debentures shall become the Reset Rate; and .

                   (iii) the Company no longer shall have the option to defer payments of interest on the Debentures.

Notwithstanding a Failed Remarketing, subject to the satisfaction of the Legal Requirements, the Warrants shall be redeemed at the Warrant Value and a holders of Warrants shall have the option to exercise its Warrants in lieu of such redemption, as provided in the Unit Agreement and the Warrant Agreement.

               By approximately 4:30 p.m. (New York City time) on the Remarketing Date, provided that there has not been a Failed Remarketing, the Remarketing Agent shall advise, by telephone:

                   (i) the Depositary, the Property Trustee, the Trustee, the
               Trust and the Company of the Reset Rate determined in the Remarketing and the aggregate principal amount of Debentures sold in the Remarketing;

                   (ii) each purchaser (or the Depositary participant thereof)
               of the Reset Rate and the aggregate principal amount of Debentures such purchaser is to purchase; and

                   (iii) each purchaser to give instructions to its Depositary participant to pay the purchase price on the Remarketing Settlement Date in same day funds against delivery of the Debentures purchased through the facilities of the Depositary.

               In accordance with the Depositary's normal procedures, on the Remarketing Settlement Date, the transactions described above with respect to each Debenture deemed tendered for purchase and sold in the Remarketing shall be executed through the Depositary, and the accounts of the respective Depositary participants shall be debited and credited and such Debentures delivered by book-entry as necessary to effect purchases and sales of such Debentures. The Depositary shall make payment in accordance with its normal procedures.

               If any Holder of the Debentures selling such Debentures (or any holder of Units selling the Debentures that are held pursuant to the Unit Agreement) in the Remarketing fails to deliver such Debentures, the Depositary participant of such selling holder and of any other Person that was to have purchased Debentures in the Remarketing may deliver to any such other Person an aggregate principal amount of Debentures that is less than the aggregate principal amount of Debentures that otherwise was to be purchased by such Person. In such event, the aggregate principal amount of Debentures to be so delivered shall be determined by such Depositary participant, and delivery of such aggregate principal amount of Debentures shall constitute good delivery.

               The Remarketing Agent is not obligated to purchase any Debentures that otherwise would remain unsold in the Remarketing. Neither the Trust, any Trustee, the Company nor the Remarketing Agent shall be obligated in any case to provide funds to make payment upon tender of the Debentures for Remarketing.

               Under the Remarketing Agreement, the Company shall be liable for, and shall pay, any and all costs and expenses incurred in connection with the Remarketing, and the Trust shall not have any liabilities for such costs and expenses.

               The tender and settlement procedures set forth herein, including provisions for payment by purchasers of the Debentures in the Remarketing, shall be subject to modification to the extent required by the Depositary or if the book-entry system is no longer available for the Debentures at the time of the Remarketing, to facilitate the tendering and remarketing of the Debentures in definitive form. In addition, the Remarketing Agent may modify the settlement procedures set forth herein in order to facilitate the settlement process.

12. Subordination.

               The payment of principal of and interest on this Debenture is, to the extent and in the manner provided in the Indenture, subordinated and subject in right of payment to the prior payment in full of all amounts then due on all Senior Indebtedness of the Company, and this Debenture is issued subject to such subordination provisions of the Indenture with respect thereto. Each Holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee such Holder's attorney-in-fact for any and all such purposes.

13. Defaults and Remedies.

               The Indenture provides that an Event of Default with respect to the Debentures occurs when any of the following occurs:

               (a) the Company defaults in the payment of the principal of any of the Debentures when it becomes due and payable at Stated Maturity, upon exercise of a Repurchase Right, upon exercise of a Change of Control Repurchase

Right or otherwise, whether or not such payment is prohibited by the subordination provisions of Article 6 of the First Supplemental Indenture;

               (b) the Company defaults in the payment of interest on any of the Debentures when it becomes due and payable and such default continues for a period of 30 days, whether or not such payment is prohibited by the subordination provisions of Article 6 of the First Supplemental Indenture; provided, however, that a valid extension of the interest payment period does not constitute a default in the payment of interest;

               (c) the Company fails to perform or observe any other term, covenant or agreement contained in the Debentures or the Indenture (other than a covenant included in the Indenture solely for the benefit of any series of Debt Securities other than the Debentures) and such default continues for a period of 90 days after written notice of such failure is given as specified in the Indenture;

               (d) there are certain events of bankruptcy, insolvency or reorganization of the Company; or

               (e) the voluntarily or involuntarily dissolution, winding-up or termination of the Trust, except in connection with:

                   (i) the distribution of the Debentures held by the Trust to the holders of the Trust Securities in liquidation of their interests in the Trust;

                   (ii) the redemption of all of the outstanding Trust
               Securities; or

                   (iii) certain mergers, consolidations, conversions,
               amalgamations, replacements or other transactions involving the Trust, each as permitted under the Declaration.

               If an Event of Default shall occur and be continuing, the principal of all of the Debentures may be declared due and payable, in the manner, with the effect provided in the Indenture.

14. Amendment; Supplement; Waiver.

               The Indenture contains provisions permitting the Company and the Trustee, without the consent of any Holder, to execute supplemental indentures modifying certain provisions of the Indenture, provided that no such modification has a material adverse effect on the interests of the Holders.

               In addition, the Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Debentures and all other series of Debt Securities affected at the time Outstanding, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Debentures; provided, however, that no such supplemental indenture may, without the consent of the Holder of each outstanding Debenture, among other things:

                   (i) change the Stated Maturity of the principal of, or the time of payment of any installment of interest on, any Debenture;

                   (ii) reduce the principal amount of, or the rate of interest on any Debenture;

                   (iii) change the place of payment where the Debentures or any interest thereon is payable;

                   (iv) impair the right to institute suit for the enforcement of any such payment on or with respect to the Debentures;

                   (v) reduce the above-stated percentage of principal amount of
               Debentures, the Holders of which are required to modify or amend the Indenture, to consent to any waiver thereunder or to approve any supplemental indenture;

                   (vi) change any obligation of the Company to maintain an
               office or agency in the place and for the purposes required by the Indenture; or

                   (vii) modify any of the above provisions;

and provided, further, that no such supplemental indenture shall be effective until the holders of not less than 66 2/3% of the aggregate stated liquidation amount of the Trust Securities shall have consented to such supplemental indenture; and provided, further, that where the consent of the Holders of not less than 66 2/3% of the aggregate principal amount of the Debentures is required under the Indenture, no such supplemental indenture shall be effective until the holders of at least the same proportion in aggregate stated liquidation amount of the Trust Securities shall have consented to such supplemental indenture.

               The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Debentures at the time Outstanding affected thereby, on behalf of all of the Holders of the Debentures, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to the Debentures, and its consequences, except a default in the payment of the principal of or interest on any of the Debentures (unless cured as provided in the Indenture) or in respect of a covenant or provision that cannot be modified or amended without the consent of the Holders of each Debenture then Outstanding. Any such consent or waiver by the registered Holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Debenture and of any Debenture issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debenture.

15. Restrictive Covenants.

               The Indenture requires the Company, for as long as the Preferred Securities remain outstanding, to:

               (a) maintain, directly or indirectly, 100% ownership of the Common Securities; provided, however, that any permitted successor of the Company may succeed to the Company's ownership of such Common Securities;

               (b) cause the Trust to (a) remain a statutory business trust, except in connection with the distribution of the Debentures to the Holders, the redemption of all of the Securities, or certain mergers, consolidations, conversions or amalgamations, each as permitted by the Declaration, (b) not to voluntarily dissolve, wind up, liquidate or be terminated, except as permitted by this Declaration and (c) otherwise continue to be classified as a grantor trust for United States federal income tax purposes;

               (c) use its commercially reasonable efforts to ensure that the Trust will not be an "investment company" required to be registered under the Investment Company Act of 1940, as amended; and

               (d) not to take any action that would be reasonably likely to cause the Trust to be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes.

               The Indenture also imposes certain limitations on the ability of the Company to, among other things, merge, consolidate or sell, assign, transfer or lease all or substantially all of its properties or assets. Such covenants and limitations are subject to a number of important qualifications and exceptions. The Company must report periodically to the Trustee on compliance with the covenants in the Indenture.

16. Denomination; Transfer; Exchange.

               The Debentures of this series are issuable only in registered form without coupons in denominations of $50 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations herein and therein set forth, Debentures of this series so issued are exchangeable for a like aggregate principal amount of Debentures of this series of a different authorized denomination, as requested by the Holder surrendering the same.

               As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable by the registered Holder hereof on the Security Register of the Company, upon surrender of this Debenture for registration of transfer at the office or agency of the in the City and State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

17. Persons Deemed Owners.

               The registered Holder of this Debenture shall be treated as its owner for all purposes.

18. Defeasance.

               Subject to certain conditions contained in the Indenture, at any time some or all of the Debentures and the Indenture may be terminated if the Company deposits with the Trustee money and/or Eligible Instruments (including U.S. Government Obligations) sufficient to pay the principal of and interest on the Debentures to Stated Maturity, including as adjusted to 60 days following the Remarketing Date, if applicable.

19. No Recourse Against Others.

               No recourse shall be had for the payment of the principal of or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, shareholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

20. Authentication.

               This Debenture shall not be valid until the Trustee (or authenticating agent) executes the certificate of authentication on the other side of this Debenture.

21. Governing Law.

               The indenture and this debenture shall be governed by, and construed in accordance with, the laws of the State of New York.

                     SCHEDULE OF INCREASES OR DECREASES IN
                               GLOBAL DEBENTURE(2)

The following increases or decreases in this Global Debenture have been made:


====================================================================================================================================
                                                                                    Principal Amount of
                  Amount of decrease in            Amount of increase in            Debentures evidenced
                  Debentures evidenced             Debentures evidenced                by this Global
                  Principal Amount of               Principal Amount of             Debentures following            Signature of
                     by this Global                    by this Global                  such decrease          authorized officer of
Date                   Debenture                         Debenture                      or increase                   Agent
- ------------------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------------------
====================================================================================================================================

- -----------------
(2) Insert in Global Denture only.